EXHIBIT 23.0



                    Consent Of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report dated February 3, 1997 (except with respect to the matter discussed in Note 17 to the consolidated financial statements as to which the date is March 10, 1997) on the consolidated financial statements of Kuhlman Corporation as of December 31, 1996, included in the Company's 1996 Annual Report to Shareholders incorporated by reference in this Form 10-K and of our report dated February 3, 1997 (except with respect to the matter discussed in Note 17 to the consolidated financial statements as to which the date is March 10, 1997) on the schedule included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-77396, 33-20184, 33-64544, 33-82718, 33-58133, 33-61255
and 333-12687.

                                               /s/ ARTHUR ANDERSEN LLP

                                                   ARTHUR ANDERSEN LLP



March 26, 1997


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